UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2009 (October 12, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Acacia Investment

On October 12, 2009, Behringer Harvard Multifamily OP I LP, the operating partnership of Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an agreement to purchase a multifamily community known as Acacia, built in 2003 and located in Santa Rosa, California (“Acacia”), from an unaffiliated seller, Acacia on Santa Rosa Creek, LLC.  Acacia is a 277-unit multifamily community located on an approximately 11.6-acre site with amenities, including, but not limited to, a resort-style swimming pool, a fitness center, a playground, a business center and a recreation lounge.  The contract purchase price for Acacia is $38,650,000, excluding closing costs.  On October 14, 2009, we made an earnest money deposit of $300,000.  Upon satisfaction of certain conditions, but prior to closing, we will be obligated to provide an additional $900,000 in earnest money.  If the purchase is consummated, we expect that approximately $26.9 million of the purchase price will be made through the assumption of a first mortgage loan, secured by Acacia, with the remainder funded from proceeds of our initial public offering.

The consummation of the purchase of Acacia is subject to substantial conditions.  The consummation of the acquisition of this multifamily community generally will depend upon:

•                  the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•                  no material adverse change occurring relating to the community;

•                  the mortgage lender’s willingness to consent to our assumption of the mortgage loan; and

•                  our receipt of satisfactory due diligence information, including but not limited to, environmental and property condition reports, and lease information.

Other assets may be identified in the future that we may acquire before or instead of the investment described above.  At the time of this filing, we cannot make any assurances that the closing of this investment is probable.

In evaluating Acacia as a potential acquisition and determining the appropriate amount of consideration to be paid for each investment, we have considered a variety of factors, including but not limited to, overall valuation of net rental income, location, demographics and occupancy.  We believe that this multifamily community is well located, has acceptable roadway access, is well maintained, and has been professionally managed.  Acacia will be subject to competition from similar communities within its market area, and this community’s economic performance could be affected by changes in local economic conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: October 15, 2009	By:	/s/ Gerald J. Reihsen III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal